Exhibit 32

Allegiant Travel Company Certification under Section 906 of the Sarbanes/Oxley Act - filed as an exhibit to 10-Q for Quarter Ended June 30, 2008

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Allegiant Travel Company (the “Company”) on Form 10-Q for the period ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Maurice J. Gallagher, Jr., Chief Executive Officer of the Company, and Andrew C. Levy, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.             The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Maurice J. Gallagher, Jr.	/s/ Andrew C. Levy
Maurice J. Gallagher, Jr.	Andrew C. Levy
Principal Executive Officer	Principal Financial Officer
August 8, 2008	August 8, 2008

The foregoing Certification shall not be deemed incorporated by reference by any general statement incorporating by reference this report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.